July 8, 2009

Mototech, Inc.
No. 9, Park, Avenue II
Science-Based Industrial Park
Hsin-Chu, Taiwan, R.O.C.
Attention: K.Y. Chou, General Manager

Dear Mr. Chou:

The purpose of this letter (the “Letter”) is to set out certain agreements between Mototech, Inc. (“Mototech”) and WorldGate Communications, Inc. (“WGAT”, and together with Mototech, the “Parties”) to settle all of the WGAT Persons’ payment obligations to the Mototech Persons under the Current Agreements.   Certain capitalized terms used in this Letter but not defined at first use have the meanings ascribed to them in paragraph 12 of this Letter.

For good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

1.      Payments by WGAT to Mototech.

(a)                 On or prior to July 20, 2009, WGAT shall pay to Mototech fifty thousand dollars ($50,000), in cash by wire transfer of immediately available funds to the account or accounts designated by Mototech in accordance with this Letter.

(b)                 On or prior to August 30, 2009, WGAT shall pay to Mototech one hundred thousand dollars ($100,000), in cash by wire transfer of immediately available funds to the account or accounts designated by Mototech in accordance with this Letter.

(c)                 On or prior to September 30, 2009, WGAT shall pay to Mototech one hundred fifty thousand dollars ($150,000), in cash by wire transfer of immediately available funds to the account or accounts designated by Mototech in accordance with this Letter.

(d)                 On or prior to October 30, 2009, WGAT shall pay to Mototech three hundred thousand dollars ($300,000), in cash by wire transfer of immediately available funds to the account or accounts designated by Mototech in accordance with this Letter.

July 8, 2009

(e)                 On or prior to the date seven (7) days after the date of this Letter, WGAT shall issue to Mototech the Settlement Shares, which shall be subject to the restrictions contained in paragraph 6 of this Letter.

(f)                 On or prior to the date seven (7) days after the date of this Letter, WGAT shall issue to Mototech an unregistered warrant to purchase 1,000,000 shares of common stock, par value $0.01, of WGAT, in the form attached as Exhibit B to this Letter (the “Warrant”).

2.      Mototech Wire Instructions.  For purposes of any payments to be made to Mototech pursuant to this Letter, unless Mototech otherwise notifies WGAT in writing seven (7) days in advance of any payment due date, all wire transfers to Mototech of immediately available funds contemplated by this Letter shall be made to the following account:

Beneficial’s Bank: First Commercial Bank H.S.I.P. Branch
Beneficial’s Bank Address: No. 273, SEC.1, Guang-Fu Rd., Hsin Chu ,Taiwan R.O.C.
BENEFICIARY: Mototech Inc..
Account No.: 30340003683
Swift Code: FCBKTWTPXXX

3.      Termination of WGAT Obligations under the Current Agreements.  Immediately upon execution of this Letter by the Parties, (a) all obligations of the WGAT Persons to the Mototech Persons under each of the Current Agreements shall be deemed terminated, void and of no further force and effect, and the WGAT Persons shall not have any further liabilities or obligations to the Mototech Persons under the Current Agreements whatsoever and (b) the Mototech Persons shall release the WGAT Persons from, and shall credit the account of the WGAT Persons with respect to, all amounts due or owing to the Mototech Persons under the Current Agreements.  Other than as contemplated by the prior sentence, all rights and obligations of the WGAT Persons and the Mototech Persons under the Current Agreements shall remain in full force and effect.

4.      Representations and Warranties of the Parties.  Each Party represents and warrants to the other Party that the statements contained in this paragraph 4 of this Letter are true and correct.

(a)                 Status.  Such Party is an entity validly existing and in good standing under the laws of the jurisdiction in which it was formed.

(b)                 Authorization. Such Party has the requisite power and authority to execute and deliver this Letter and to perform the transactions to be performed by it hereunder.  Such execution, delivery and performance shall have been duly authorized by all necessary action on the part of such Party.  This Letter constitutes the valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

July 8, 2009

(c)                 Consents and Approvals.  Neither the execution and delivery by such Party of this Letter, nor the performance of the transactions performed hereunder by such Party, will require any filing, consent, renegotiation or approval, or conflict with, result in any breach of or constitute a default under (i) any provision of any law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court order or other governmental authority to which such Party is subject, (ii) the constituent documents of such Party, or (iii) any contract, governmental permit or other document to which such Party is subject.

5.      Securities Representations.  Mototech represents and warrants to the WGAT Persons that the statements contained in this paragraph 5 of this Letter are true and correct.

(a)                 Mototech understands that the Settlement Shares, the Warrant and any shares issued upon exercise of the Warrant (the “Warrant Shares”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).  Mototech must bear the economic risk of an investment in the Settlement Shares, the Warrant and the Warrant Shares indefinitely unless such securities are registered pursuant to the Securities Act or an exemption from registration is available.  Mototech understands that WGAT has no present intention of registering the Settlement Shares, the Warrant or the Warrant Shares.  Mototech also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Mototech to transfer all or any portion of the Settlement Shares, the Warrant or the Warrant Shares under the circumstances, in the amounts or at the times the Mototech might propose.  Mototech has been advised of or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, without limitation, the availability of certain current public information about WGAT, the resale occurring following the required holding period under Rule 144 and the number of securities being sold during any three month period not exceeding specified limitations.

(b)                 Mototech has substantial experience in evaluating and investing in private placement transactions of securities similar to WGAT so that Mototech is capable of evaluating the merits and risks of its investment in WGAT and has the capacity to protect its own interests.  Mototech understands and agrees that the Settlement Shares and the Warrant are being offered and will be sold in transactions in compliance with or exempt from the registration requirements of the Securities Act based in part upon Mototech’s representations contained in this Letter and, as a result, that the Settlement Shares, the Warrant and the Warrant Shares may only be transferred if such securities are registered under the Securities Act or if the transfer is exempt from registration.

(c)                 The Settlement Shares and the Warrant are being acquired for Mototech’s own account and not with the view to, or for resale in connection with, any distribution other than resales made in compliance with the Securities Act.  Mototech is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission.  Mototech represents that by reason of its or its management’s business or financial experience, Mototech has the capacity to protect its own interests in connection with the transactions contemplated in this Letter. Further, Mototech is aware of no publication of any advertisement in connection with the transactions contemplated in this Letter.    Mototech acknowledges that its investment in WGAT is highly speculative and entails a substantial degree of risk and Mototech is in a position to lose the entire amount of such investment.

July 8, 2009

(d)                 Mototech acknowledges that it has received any information that it has requested for Mototech to make an investment decision. Mototech has had an opportunity to discuss WGAT’s business, management and financial affairs with WGAT and their respective representatives and has had the opportunity to review WGAT’s operations and facilities.  Mototech has also had the opportunity to ask questions of and receive answers from WGAT and its management regarding the terms and conditions of this investment.  Except as expressly set forth in this Letter, Mototech acknowledges and agrees that no WGAT Person has made any other representation or warranty regarding the operations, business, prospects or condition (financial or otherwise) of any WGAT Person.

(e)                 Mototech has had full opportunity to seek the advice of independent counsel respecting the transactions contemplated by this Letter and the tax risks and implications thereof.  Mototech maintains its domicile (and is not a transient or temporary resident) at the address shown in paragraph 11 of Exhibit C to this Letter.  There are no claims for brokerage commission, finders’ fees or similar compensation in connection with the transactions contemplated by this Letter or related documents based on any arrangement or agreement binding upon any Mototech Person.

6.      Restrictions on Settlement Shares.

(a)                 Mototech acknowledges and agrees that the Settlement Shares shall not be offered for sale, sold, transferred, pledged or hypothecated by any Mototech Person prior to the date that is nine (9) months after the issuance of the Settlement Shares.  When and if Mototech is permitted to offer for sale, sell, transfer, pledge or hypothecate any WGAT Shares, Mototech acknowledges and agrees that Mototech will not offer for sale, sell, transfer, pledge or hypothecate more than 25,000 WGAT Shares in any single day.

(b)                 Mototech acknowledges and agrees (i) that neither the Warrant nor any WGAT Shares shall be offered for sale, sold, transferred, pledged or hypothecated by any Mototech Person at any time that any Mototech Person is in possession of material non-public information regarding any WGAT Person and (ii) that the Settlement Shares, the Warrant and the Warrant Shares may only be offered for sale, sold, transferred, pledged or hypothecated in accordance with any restrictive legends applicable to such securities.

(c)                 Mototech acknowledges and agrees that the certificates representing the Settlement Shares, the Warrant and the Warrant Shares shall be issued in the name of Mototech and, unless Mototech otherwise notifies WGAT in writing seven (7) days in advance of any delivery date, such certificates shall be delivered to Mototech at its address provided in this Letter.  Mototech acknowledges and agrees that WGAT shall effect delivery of the Settlement Shares and the Warrant Shares by delivering to Mototech or its nominee a physical certificate representing such Settlement Shares or Warrant Shares, as applicable, and that such certificate representing such Settlement Shares or Warrant Shares shall contain the following restrictive legend:

July 8, 2009

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION AND THE CORPORATION RECEIVES AN OPINION OF COUNSEL (BOTH SUCH OPINION AND SUCH COUSEL BEING REASONABLY ACCEPTABLE TO THE CORPORATION) TO SUCH EFFECT.

7.      Certification of Review and Drafting.  Each Party certifies that it has read the terms of this Letter, that it understands the terms of this Letter, and that it is entering into this Letter of its own volition.  Each Party warrants and represents that it has received independent legal advice from its attorney regarding its decision with respect to the advisability of making and entering into this Letter.  Each Party and its counsel has reviewed this Letter and has participated in its drafting and, accordingly, no Party shall attempt to invoke the normal rule of construction to the effect that ambiguities are to be resolved against the drafting party in any interpretation of this Letter.

8.      Expenses.  Except as otherwise explicitly provided in this Letter (including the Exhibits), each of the Parties shall bear all of their own expenses in connection with the negotiation and closing of this Letter and the transactions contemplated hereby.

9.      Cooperation.  Each Party agrees to execute any and all documents reasonably requested by the other Party in order to give effect to the agreements concluded or contained in this Letter (including the Exhibits).

July 8, 2009

10.                 Non-Disclosure, Confidentiality and Other Provisions.  The Parties agree that the provisions attached to this Letter as Exhibit C are hereby incorporated by reference and made a part of this Letter.

11.                 Release.

(a)                 Mototech, for itself and for each Mototech Person, hereby forever fully, irrevocably and unconditionally releases and discharges the WGAT Persons from any and all Claims which any Mototech Person can, shall or may have against any WGAT Person (collectively, the “Mototech Released Claims”), except that the Mototech Released Claims shall not include the obligations of WGAT under this Letter.  Mototech, for itself and for each Mototech Person, hereby irrevocably agrees to refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any suit, action, or proceeding of any kind, in any court or before any tribunal, against any WGAT Person based upon any Mototech Released Claim.  It is understood and agreed by the Parties that the release in this paragraph 11(a) of this Letter is a general release of the WGAT Persons, and it is to be construed in the broadest possible manner consistent with applicable law.   Mototech shall take all such actions as will ensure that each Mototech Person complies with the terms of this Letter.  Mototech will be responsible for any breach of this Letter by any Mototech Person.

(b)                 Mototech represents and warrants that the Mototech Persons are the exclusive owners of the WGAT Released Claims and that, as of the date of its full execution of this Letter, none of the Mototech Persons have assigned, sold, transferred or otherwise conveyed those claims to any other persons or entities.  Mototech represents and warrants that, as of the date of their execution of this Letter, none of the Mototech Persons have filed with any court, tribunal or alternative dispute resolution organization any claim, demand, action, joinder or cause of action against any WGAT Person.  If this warranty and representation should later be found to be untrue, then, in addition to any other relief or damages to which any WGAT Person may be entitled, Mototech shall, at no cost or expense to any WGAT Person, immediately file all documents and take all action necessary to have the claim, action or cause of action dismissed or discontinued with prejudice.

12.	Definitions. For purposes of this Letter,

(a)                 “Claims” mean actions, suits, claims, demands, debts, dues, complaints, sums of money, accounts, reckonings, bonds, bills, specialities, covenants, contracts (whether oral or written, express or implied from any source), agreements, warranties, controversies, promises, judgments, extents, executions, variances, trespasses, liabilities or obligations of any kind whatsoever, in law or equity, and causes of action of every kind and nature, or otherwise (including, without limitation, claims for damages, costs, expenses, and attorneys’, brokers’ and accountants’ fees and expenses) arising out of or related, directly or indirectly, to events, facts, conditions or circumstances existing or arising from the beginning of the world, through and until the day of date of this Letter, whether arising in law, admiralty, or equity or by statute, by regulation, or otherwise, whether known or unknown, suspected or unsuspected, unanticipated as well as anticipated, groundless or otherwise, and that now exist or may hereafter accrue based on matters now unknown as well as known, including, without limitation, any and all claims and demands under, related to, arising from, or in any way connected with any payment obligations of the WGAT Persons under the Current Agreements.

July 8, 2009

(b)                 “Current Agreements” mean all agreements, contracts, licenses, leases, commitments, arrangements or understandings, written or oral, including, without limitation, any sales orders or purchase orders, to which any WGAT Person and any Mototech Person is a party, dated prior to the date of this Letter, including, without limitation, the agreements listed on Exhibit A of this Letter.

(c)                 “Mototech Persons” mean, collectively, jointly and severally, Mototech and its Related Persons.

(d)                 “Related Persons” means, collectively, jointly and severally, a Party’s predecessors, successors, affiliates, subsidiaries (direct and indirect), successors-in-interest, executors, heirs, administrators, receivers, trustees, assigns, assignees and its and their insurers, officers, directors, members (direct and indirect), partners (direct and indirect), owners, past and present shareholders, past and present stockholders, direct or indirect subsidiaries, employees, agents, attorneys, lenders (and agents related thereto), financial and other advisors, accountants, consultants and/or representatives.

(e)                 “Settlement Shares” means 3,200,000 unregistered WGAT Shares.

(f)                 “WGAT Persons” mean, collectively, jointly and severally, WGAT and its Related Persons.

(g)                 “WGAT Shares” means shares of common stock, par value $0.01, of WGAT.

 [Signature Page Follows]

Please indicate your agreement to the terms of this Letter by executing the enclosed copy of this Letter.  This Letter will be null and void if it has not been executed by Mototech and returned to WGAT before 5:00 p.m., New York time, on July 9, 2009.

WorldGate Communications, Inc.

By:	/s/ Christopher V. Vitale
	Name:	Christopher V. Vitale
	Title:	Senior Vice President, Legal and Regulatory, General Counsel and Secretary

Acknowledged and agreed to as of
this 8th day of July, 2009:
Mototech, Inc.

By:	/s/ K.Y. Chou
Name: K.Y. Chou
Title: General Manager

EXHIBIT A OF LETTER

1.	Reseller Agreement, dated as of March 6, 2006, between Ojo Service, LLC and Mototech, Inc.

2.	Ojo Service Affiliation Agreement, dated November 24, 2005, between WorldGate Service, Inc. and Mototech, Inc.

3.	Manufacturing Services Agreement, dated as of July 28, 2004, between WorldGate Service, Inc. and Mototech, Inc.

4.	Manufacturing Agreement, dated September 11, 2003, between WorldGate Communications, Inc. and Mototech, Inc.

5.	Non-Disclosure Agreement, dated April 9, 2003, between WorldGate Communications, Inc. and Mototech, Inc.

EXHIBIT B OF LETTER

[Form of Warrant]

EXHIBIT C OF LETTER

1.      Definitions.  For purposes of this Letter, “Confidential Information” means (i) any and all information concerning either Party or its Related Persons which has been or is, in the future, furnished by such Party (the “Provider”) or any of its Related Persons to the other Party (the “Recipient”) or any of its Related Persons, orally or in writing (whatever the form or storage medium), including, without limitation, information concerning its Related Persons, businesses, operations, markets, products, product specifications, designs, documentation, technical data, trade secrets, processes, computer programs (in object or source code form), know-how, research and development, financial condition, results of operations, projections, strategies, marketing information, contracts, customers, employees and prospects, and (ii) any and all notes, analyses, compilations, studies or other documents prepared by the Recipient or any of its Related Persons containing or reflecting any Confidential Information described in clause (i). The term “Confidential Information” does not include information which the Recipient demonstrates: (A) was or becomes generally available to or known by the public (other than as a result of a disclosure directly or indirectly by the Recipient or any of its Related Persons who received such information pursuant hereto); or (B) was or becomes available to the Recipient or any of its Related Persons on a non-confidential basis, prior to its disclosure to the Recipient by the Provider or its Related Persons; provided that the source of such information is not otherwise known by the Recipient after reasonable investigation to be bound by a confidentiality agreement with the Provider or any of its Related Persons, or to be under a contractual, legal, fiduciary or other obligation to the Provider or any of its Related Persons not to transmit the information to the Recipient.

2.      Use of Confidential Information.

(a)                 Any Confidential Information provided to the Recipient hereunder will be used by such Party and its Related Persons solely for the purpose of performing their responsibilities under this Letter and to provide service and support to the WGAT Persons as requested and shall not be used by such Party for any other purpose, including, without limitation, use in any way detrimental to the other Party. The Recipient shall maintain the strict confidentiality of any Confidential Information provided to it or any of its Related Persons by the other Party or any of its Related Persons and shall not disclose any part of it to any other person; provided that (i) it may disclose any such Confidential Information or portions thereof to its Related Persons subject at all times to paragraph 3 of this Exhibit C, and (ii) it may disclose any such Confidential Information in accordance with paragraph 4 of this Exhibit C.  The Recipient shall treat the Confidential Information with the same degree of care as it would its own, but in no event with less than reasonable care.

(b)                 The Provider shall retain the entire right, interest and title to its Confidential Information.  No license under any patent, copyright, trademark, other intellectual property right or any application therefor, is hereby granted or implied by the provision of Confidential Information to the Recipient.  The Recipient shall not alter or obliterate any trademark or any other proprietary mark or notice thereof of the Provider on any copy of the Confidential Information, and shall reproduce any such mark or notice on all copies of the Confidential Information.  In the event product samples are furnished hereunder, such samples shall only be use as reasonably required in accordance with this Letter, and the Recipient shall not de-compile, disassemble or otherwise attempt to reverse engineer the samples.

3.      Related Persons. Each Party may disclose Confidential Information to those of its Related Persons who have a reasonable need to know such information in order to assist the Recipient in performing their responsibilities under this Letter; provided that, prior to any such disclosure, (a) the Recipient informs any such Related Person of the terms of this Letter and (b) such Related Person agrees to preserve the confidentiality of the Confidential Information.  Each Party shall take all such actions as will ensure that its Related Persons comply with the terms of this Letter. Each Party will be responsible for any breach of this Letter by any of its Related Persons.

4.      Subpoenas, etc.  If the Recipient or any of its Related Persons becomes required by law or applicable legal process to disclose any Confidential Information furnished by the Provider, the Recipient shall provide the Provider with prompt prior written notice of such requirement and the terms of and circumstances surrounding such requirement so that such Provider may seek an appropriate protective order or other remedy, or waive compliance with the terms of this Letter, and the Recipient shall provide such cooperation with respect to obtaining a protective order or other remedy as the Provider shall reasonably request.  If, in the absence of protective order or other remedy or the receipt of a waiver by Provider, the Recipient or any of its Related Persons are nonetheless, in the written opinion of its counsel, reasonably acceptable to the Provider, legally compelled to disclose Confidential Information to any tribunal or else stand liable for contempt or suffer other censure or penalty, the Recipient or its Related Persons may, without liability hereunder, disclose to such tribunal only that portion of the Confidential Information which such counsel advises the Recipient is legally required to be disclosed; provided that, the Recipient exercises its best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such Confidential Information by such tribunal.

5.      Effect of Termination on Confidential Information.  At the request of either Party, the Recipient shall immediately (a) cease using the Confidential Information, (b) return to the Provider any Confidential Information furnished by the Provider or any of its Related Persons and (c) destroy any and all copies of such Confidential Information and any and all notes, analyses, compilations, studies or other documents prepared by the Recipient or any of its Related Persons containing or reflecting any Confidential Information.  Any destruction required pursuant to this paragraph 5 of this Exhibit C shall, upon request of the Provider, be certified in writing to the Provider by an authorized officer supervising such destruction.  Notwithstanding the return or destruction of the Confidential Information, each Party and its Related Persons will continue to be bound by its obligations of confidentiality and other obligations hereunder.

6.      Non-Disclosure.  Without the prior written consent of the other Party, each Party will not, and will cause its Related Persons not to, disclose to any person (a) that any Party has requested or received Confidential Information from the other Party or (b) the terms, conditions or other facts concerning this Letter or the rights and obligations of the Parties under this Letter, including, without limitation, the status thereof; provided that, either Party may make such disclosure if required by law, accounting rule or the rules of any securities exchange or market. The term “person” as used in this Letter shall be broadly interpreted to include, without limitation, the media and any corporation, partnership, group, individual or other entity.

7.      Accuracy of Materials. Neither Party makes any representation or warranty, express or implied, as to the accuracy or completeness of the Confidential Information provided or to be provided by it or any of its Related Persons.  No Party nor any of its Related Persons will have any liability to the other Party or any other person resulting from any action taken or any inaction occurring in reliance on any Confidential Information provided by the other Party or any of its Related Persons or the contents thereof.

8.      Remedies. Each Party agrees to indemnify and hold the other Party and its stockholders harmless from any damages, loss, liabilities, diminution in value of property, costs and expenses (including, without limitation, attorney fees and expenses) arising out of any breach of this Letter by such Party or its Related Persons.   Each Party acknowledges that money damages are an inadequate remedy for breach of the confidentiality and nonsolicitation provisions of this Letter because of the difficulty of ascertaining the amount of damage that will be suffered in the event that this Letter is breached.  Therefore, each Party shall be entitled to equitable relief, including, without limitation, an injunction and specific performance, in the event of any breach of the confidentiality and nonsolicitation provisions of this Letter by the other Party or any of its Related Persons, in addition to all other remedies available to such Party at law or in equity.

9.      Nonsolicitation. In consideration of Confidential Information being furnished to Mototech by WGAT, Mototech hereby agrees that, from the date of the Letter until two years after the date of termination of all agreements to which any WGAT Person and any Mototech Person is a party, without obtaining the prior written consent of WGAT, Mototech will not, nor will any of its Related Persons, employ or solicit for employment any employee of any WGAT Person, or induce any employee of any WGAT Person to terminate such employee’s employment with such WGAT Person; provided that, advertisements by way of newspapers, magazines, trade publications, internet or general media or non-directed executive search shall not constitute a violation of this provision.

10.                 Compliance with Law.  Recipient agrees that it will not indirectly (a) export any technical Confidential Information acquired under this Letter or any commodities using such Confidential Information to any country to which the United States government forbids export or, at the time of export, requires an export license or approval, without first obtaining such license or approval, or (b) use any such Confidential Information to engage in or facilitate the trading of any securities, in either case, in violation of any prevailing laws and regulations in any applicable jurisdiction.  Each Party acknowledges that such Party and its Related Persons are aware (i) that the United States securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances, which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and (ii) that each of WGAT and the Accton Group (the parent company of Mototech) is a publicly traded company and that some of the information received by Recipient and its Related Persons may be material non-public information that would prohibit such Recipient and its Related Persons (A) from entering into transactions with respect to the securities of WGAT or the Accton Group, as applicable, until such material non-public information is fully disseminated in the public domain and (B) from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities

11.                 Notices.  Notices given pursuant to this Letter shall be in writing and shall be deemed to have been duly given on the date established by the sender as having been delivered personally, upon confirmation of receipt if sent by facsimile, on the date delivered by a private courier as established by the sender by evidence obtained from the courier, or on the third day after the date mailed, if mailed by certified or registered mail, return receipt requested, postage prepaid, to the Party being notified at its address or facsimile number set forth below or such other address as the addressee may subsequently notify the other Party of in writing:

If to Mototech:
No.9, Park, Avenue II
Science-Based Industrial Park
Hsin-Chu, Taiwan, R.O.C.
Attention: General Manager
Facsimile: 00886-3-577-0978

If to WGAT:
3190 Tremont Avenue
Trevose, Pennsylvania 19053
Attn: General Counsel
Facsimile: 215-354-1049

12.                 Miscellaneous.

(a)                 No failure or delay by any Party in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.  Each representation or warranty of the Parties shall survive the closing of the transactions contemplated by this Letter.

(b)                 This Letter embodies the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes all prior discussions, negotiations, agreements and understandings among the Parties with respect to the subject matter hereof.  This Letter may be amended, and any provisions hereof may be waived, only by a writing signed by the Parties.

(c)                 This Letter shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to any choice of law or conflicts of laws provisions or rule of any jurisdiction that would cause the substantive laws of any other jurisdiction to apply. Mototech hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of either the Court of Common Pleas of Bucks County, Pennsylvania or of the United States of America located in the Eastern District of Pennsylvania for any actions, suits or proceedings arising out of or relating to this Letter. Mototech hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Letter, in the courts of either the Court of Common Pleas of Bucks County, Pennsylvania or of the United States of America located in the Eastern District of Pennsylvania and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(d)                 Neither Party may assign this Letter or any of its rights hereunder without the written consent of the other Party.  This Letter shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

(e)                 If any portion or provision of this Letter shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Letter, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Letter shall be valid and enforceable to the fullest extent permitted by applicable law.

(f)                 This Letter may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  This Letter, any and all agreements and instruments executed and delivered in accordance herewith, along with any amendments hereto or thereto, to the extent signed and delivered by means of E-mail, a facsimile machine or other means of electronic transmission, shall be treated in all manner and respects and for all purposes as an original signature, agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

[End of Exhibit C]